EXHIBIT 99.1

NGP Capital Resources Company Announces First Quarter 2010 Financial Results and Portfolio Activity

HOUSTON, May 6, 2010 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (Nasdaq:NGPC) (the "Company") today announced its financial results for the first quarter ended March 31, 2010.

Highlights for the quarter ended March 31, 2010:

Stockholders' equity:	$241.5 million
Net asset value per share:	$11.17

Operating Results:
Net increase in stockholders' equity (net assets) from operations:	$5.0 million
Net investment income:	$2.4 million
Net unrealized gain (loss) on investments:	$2.6 million
Dividends declared per common share:	$0.17

Portfolio and Investment Activity:
Total invested in portfolio companies at March 31, 2010:	$242.7 million
Number of portfolio companies at March 31, 2010:	15

Portfolio and Investment Activity

During the quarter ended March 31, 2010, the Company funded $5.8 million to existing portfolio companies and received $5.8 million in repayments, realizations and settlements. The Company did not add any new companies to its portfolio during the first quarter of 2010. At March 31, 2010, the Company's targeted investment portfolio consisted of fifteen portfolio companies totaling $242.7 million. The Company had commitments to fund an additional $6.0 million on total committed amounts of $248.7 million.

The weighted average yield on targeted portfolio investments, exclusive of capital gains, was 7.23% at March 31, 2010. The weighted average yield on investments in corporate notes was 5.82%, and the weighted average yield on investments in cash and cash equivalents was 0.57%. The weighted average yield on the Company's total capital invested at March 31, 2010 was 5.22%.

Operating Results – Three months ended March 31, 2010

Investment income totaled $5.2 million for the quarter ended March 31, 2010, with $4.9 million attributable to interest from the Company's targeted portfolio investments, $0.2 million net loss attributable to royalty income, net of amortization, and $0.5 million net income attributable to investments in corporate notes, cash equivalents and fee income from third parties and affiliates.  Operating expenses for the quarter ended March 31, 2010 were $3.0 million and included $1.3 million of advisory and management fees, $0.3 million of interest expense and credit facility fees and $1.4 million of general and administrative expenses. The resulting net investment income, including a $0.3 million benefit for income taxes, was $2.4 million.

For the three months ended March 31, 2010, the Company experienced net unrealized appreciation before income taxes of $2.9 million, consisting of a $2.5 million increase in targeted portfolio fair value and a $0.4 million increase in the fair value of corporate notes. The increase in targeted portfolio fair value was largely a result of changes in the estimated current market values of underlying assets.

Overall, the Company had a net increase in stockholders' equity (net assets) resulting from operations of $5.0 million, or $0.24 per common share, for the three months ended March 31, 2010 and dividends declared during the period of $0.17 per common share, resulting in stockholders' equity (net assets) per common share of $11.17 as of  March 31, 2010.

Subsequent Events

In April 2010, the Company and Tammany Oil & Gas, LLC ("Tammany") agreed to amend the Company's credit agreement with Tammany. Under the amended terms, the Company extended the maturity of the credit agreement from April 21, 2010 to September 21, 2010.

Conference Call at 11:00 a.m. Eastern Time on May 6, 2010

The Company invites all interested persons to participate in its conference call on May 6, 2010 at 11:00 a.m. Eastern Time. The dial-in number for the call is (877) 303-7617. International callers should dial (760) 666-3609.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on May 6, 2010 through midnight May 13, 2010. The replay dial-in number is (800) 642-1687. International callers should dial (706) 645-9291. The replay pass code is 72286497. The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets
Investments in portfolio securities at fair value
Control investments - majority owned
(cost: $121,569,741 and $118,590,412, respectively)	$ 75,435,448	$ 72,449,620
Affiliate investments
(cost: $32,935,839 and $30,727,367, respectively)	34,346,136	31,578,945
Non-affiliate investments
(cost: $87,157,197 and $92,832,647, respectively)	83,256,296	86,965,378
Investments in corporate notes at fair value
(cost: $11,527,241 and $11,539,564, respectively)	9,416,400	9,062,200
Investments in commodity derivative instruments at fair value
(cost: $0 and $30,100, respectively)	--	49,000
Total investments	202,454,280	200,105,143

Cash and cash equivalents	105,337,155	108,288,217
Accounts receivable and other current assets	2,106,347	2,115,663
Interest receivable	834,042	1,241,609
Prepaid assets	1,904,024	2,201,468
Deferred tax assets	3,246,184	2,979,209
Total current assets	113,427,752	116,826,166

Total assets	$ 315,882,032	$ 316,931,309

Liabilities and stockholders' equity (net assets)
Current liabilities
Accounts payable and accrued expenses	$ 1,072,981	$ 1,098,414
Management and incentive fees payable	1,373,179	1,415,866
Dividends payable	3,676,794	3,676,794
Income taxes payable	77,547	62,321
Total current liabilities	6,200,501	6,253,395

Deferred tax liabilities	3,269,341	3,002,366
Long-term debt	64,905,200	67,500,000

Total liabilities	74,375,042	76,755,761

Commitments and contingencies

Stockholders' equity (net assets)
Common stock, $.001 par value, 250,000,000 shares authorized; 21,628,202 shares issued and outstanding	21,628	21,628
Paid-in capital in excess of par	295,174,063	295,174,063
Undistributed net investment income (loss)	(6,189,997)	(4,944,530)
Undistributed net realized capital gain (loss)	(9,151)	--
Net unrealized appreciation (depreciation) of portfolio securities, corporate notes and commodity derivative instruments	(47,489,553)	(50,075,613)

Total stockholders' equity (net assets)	241,506,990	240,175,548

Total liabilities and stockholders' equity (net assets)	$ 315,882,032	$ 316,931,309

Net asset value per share	$ 11.17	$ 11.10

NGP CAPITAL RESOURCES COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For The Three Months Ended
	March 31, 2010	March 31, 2009
		(As Restated)
Investment income
Interest and dividend income:
Control investments - majority owned	$ 1,099,979	$ --
Affiliate investments	832,913	1,356,076
Non-affiliate investments	3,177,541	4,838,463
Royalty income (loss), net of amortization:
Control investments - majority owned	294,811	23,336
Non-affiliate investments	(518,056)	(917,638)
Commodity derivative income, net of expired options	16,079	3,173,852
Other income	290,000	58,800

Total investment income	5,193,267	8,532,889

Operating expenses
Management and incentive fees	1,338,569	1,833,848
Professional fees	265,304	166,727
Insurance expense	185,658	200,221
Interest expense and fees	313,063	997,842
Other general and administrative expenses	946,420	796,948

Total operating expenses	3,049,014	3,995,586

Net investment income before income taxes	2,144,253	4,537,303

Benefit (provision) for income taxes	287,074	4,291

Net investment income	2,431,327	4,541,594

Net realized capital gain (loss) on investments
Net realized capital gain (loss) on portfolio securities, corporate notes and commodity derivative instruments:
Benefit (provision) for taxes on capital gain	(9,151)	--

Total net realized capital gain (loss) on investments	(9,151)	--

Net unrealized gain (loss) on investments
Net increase (decrease) in unrealized appreciation (depreciation) on portfolio securities, corporate notes and commodity derivative instruments:
Control investments - majority owned	6,501	(4,075,662)
Affiliate investments	558,719	205,744
Non-affiliate investments	2,313,989	(20,690,114)
Benefit (provision) for taxes on unrealized gain	(293,149)	1,385,826

Total net unrealized gain (loss) on investments	2,586,060	(23,174,206)

Net increase (decrease) in stockholders' equity (net assets) resulting from operations	$ 5,008,236	$ (18,632,612)

Net increase (decrease) in stockholders' equity (net assets) resulting from operations per common share	$ 0.24	$ (0.86)

	For The Three Months Ended
Per Share Data	March 31, 2010	March 31, 2009
		(As Restated)

Net asset value, beginning of period	$ 11.10	$ 12.15

Net investment income	0.11	0.21
Net realized and unrealized gain (loss) on portfolio securities, corporate notes and commodity derivative instruments	0.13	(1.07)
Net increase (decrease) in stockholders' equity (net assets) resulting from operations	0.24	(0.86)

Net asset value before dividends	11.34	11.29

Dividends declared	(0.17)	(0.20)

Net asset value, end of period	$ 11.17	$ 11.09

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio is principally invested in energy related private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured and mezzanine loans in furtherance of its business plan and in some instances receives equity investments in portfolio companies in connection with such investments. NGP Capital Resources Company is managed by NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C. NGP Energy Capital Management, L.L.C., based in Irving, Texas, is a leading investment firm with over $9.5 billion of cumulative capital under management since inception, serving all sectors of the energy industry.

The NGP Capital Resources Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4362

This press release may contain forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, which could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, changes in regional, national, or international economic conditions and their impact on the industries in which we invest, or changes in the conditions of the industries in which we invest, and other factors enumerated in our filings with the Securities and Exchange Commission (the "SEC").

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities. Such materials are filed with the SEC and copies are available on the SEC's website, www.sec.gov. Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT: Please send investment proposals to: NGP Capital Resources Company, John Homier (jhomier@ngpcrc.com), Kelly Plato (kplato@ngpcrc.com), Dan Schockling (dschockling@ngpcrc.com), Hans Hubbard (hhubbard@ngpcrc.com), or Chris Ryals (cryals@ngpcrc.com), 713-752-0062.

CONTACT:  NGP Capital Resources Company
          Investor Relations Contact:
          Steve Gardner
          713-752-0062
          investor_relations@ngpcrc.com